Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2022

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(58,261,150)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(101,035,811)
Dividend Income	608,461
Interest Income	433,738
ETF Transaction Fees	18,000
Total Income (Loss)	$(158,236,762)

Expenses
General Partner Management Fees	$258,997
Professional Fees	141,025
Brokerage Commissions	51,908
Directors' Fees and insurance	9,828
NYMEX License Fee	6,475
Total Expenses	$468,233
Net Income (Loss)	$(158,704,995)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/22	$573,949,401
Additions (4,700,000 Shares)	128,623,351
Withdrawals (2,700,000 Shares)	(73,905,064)
Net Income (Loss)	(158,704,995)

Net Asset Value End of Month	$469,962,693
Net Asset Value Per Share (20,184,588 Shares)	$23.28

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2022 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596